Exhibit 10.51

OPTION TO AMEND BRIDGE LOAN AGREEMENT

OPTION TO AMEND BRIDGE LOAN AGREEMENT, dated January 9 , 2012, (this “Option to Amend”), is between General Moly, Inc., a Delaware corporation, (the “Company”), and Hanlong (USA) Mining Investment, Inc., a Delaware corporation, (“Lender”).

RECITALS

The Company and Lender are parties to the Bridge Loan Agreement, dated March 4, 2010 (as amended by that certain Amendment No. 1 to Bridge Loan Agreement, dated July 30, 2010, Amendment No. 2 to Bridge Loan Agreement dated July 7, 2011, and as further amended, restated or replaced the “Agreement”) and desire to enter into an agreement by which the Company may at its option, further amend the Agreement to provide for an extended Maturity Date. Undefined capitalized terms used herein have the respective meanings set forth in the Agreement.

Accordingly, in consideration of the mutual covenants contained in this Option to Amend, the parties intending to be legally bound agree as follows.

AGREEMENT

The Company may by written notice to Lender delivered on or before December 30, 2012 (in the manner provided in the Bridge Loan Agreement), at is option amend the Bridge Loan Agreement to extend the Maturity Date of the Loan to April 30, 2013.

Except as may be amended by the Company upon exercise of this Option, the Agreement shall remain in full force and effect.

[Signature page follows]

GENERAL MOLY, INC.

		By:	/s/ Bruce D. Hansen

		Name:	Bruce D. Hansen

		Title:	Chief Executive Officer

HANLONG (USA) MINING INVESTMENT, INC.

By:	/s/ Nelson Feng Chen

Name:	Nelson Feng Chen

Title:	Director